                                                                   EXHIBIT 10.20

                            SHARE PURCHASE AGREEMENT

                                 BY AND BETWEEN

                             CENTURY SURETY COMPANY

                                       AND

                      EVERGREEN NATIONAL INDEMNITY COMPANY

                                TABLE OF CONTENTS

ARTICLE I Purchase and Sale of the Shares.................................................................................1

      Section 1.1.     Purchase of the Shares from Seller.................................................................1
      Section 1.2.     Purchase Price for the Shares......................................................................1
      Section 1.3.     Closing............................................................................................1
      Section 1.4.     Closing Deliveries.................................................................................1
      Section 1.5.     Post-Closing Adjustment............................................................................2

ARTICLE II Representations and Warranties of Purchaser....................................................................3

      Section 2.1.     Organization and Authority.........................................................................3
      Section 2.2.     Authorization......................................................................................3
      Section 2.3.     Litigation.........................................................................................4
      Section 2.4.     Brokers and Finders................................................................................4
      Section 2.5.     Accuracy of Representations, Warranties and Other Statements Made..................................4

ARTICLE III Representations of Seller Regarding Seller, the Shares and the Company........................................4

      Section 3.1.     Organization and Authority.........................................................................4
      Section 3.2.     Authorization and Enforceability...................................................................5
      Section 3.3.     Title and Power to Sell............................................................................5
      Section 3.4.     Capitalization of the Company......................................................................6
      Section 3.5.     Litigation and Other Proceedings...................................................................6
      Section 3.6.     Brokers and Finders................................................................................6
      Section 3.7.     Company Subsidiaries...............................................................................6
      Section 3.8.     Company Financial Statements.......................................................................6
      Section 3.9.     Absence of Undisclosed Liabilities.................................................................7
      Section 3.10.    Properties.........................................................................................7
      Section 3.11.    Taxes..............................................................................................7
      Section 3.12.    Employees..........................................................................................9
      Section 3.13.    Contracts..........................................................................................9
      Section 3.14.    Insurance Coverage................................................................................10
      Section 3.15.    Books and Records.................................................................................10
      Section 3.16.    Reserves..........................................................................................10
      Section 3.17.    Accuracy of Representations, Warranties and Other Statements Made.................................10

ARTICLE IV Additional Covenants and Agreements...........................................................................10

      Section 4.1.     Settlement of Intercompany Accounts...............................................................10
      Section 4.2.     Expenses..........................................................................................10

ARTICLE V Tax Matters ...................................................................................................10

      Section 5.1.     Payments in Respect of Taxes and Tax Returns for Stub Period Prior to and Including the
                       Termination Date. ................................................................................10
      Section 5.2.     Disclosure of Tax Treatment.......................................................................12
      Section 5.3.     Mutual Cooperation................................................................................12

ARTICLE VI Indemnification...............................................................................................12

      Section 6.1.     Definitions.......................................................................................12
      Section 6.2.     Tax Indemnification...............................................................................13
      Section 6.3.     General Indemnification...........................................................................14
      Section 6.4.     Method of Asserting Claims........................................................................15
      Section 6.5.     Time Limitations..................................................................................18

ARTICLE VII General Provisions...........................................................................................18

      Section 7.1.     Certain Definitions...............................................................................18
      Section 7.2.     Further Assurances................................................................................19
      Section 7.3.     Notices...........................................................................................19
      Section 7.4.     No Third Party Beneficiaries......................................................................20
      Section 7.5.     Successors and Assigns............................................................................20
      Section 7.6.     Entire Agreement..................................................................................20
      Section 7.7.     Amendment.........................................................................................20
      Section 7.8.     Waiver............................................................................................20
      Section 7.9.     Severability......................................................................................21
      Section 7.10.    Article and Section Headings; Construction........................................................21
      Section 7.11.    Governing Law.....................................................................................21
      Section 7.12.    Counterparts......................................................................................21

                                    SCHEDULES

Schedule 3.5(B)        Litigation
Schedule 3.11          Taxes
Schedule 3.13(A)       Contracts
Schedule 3.13(B)       Contract Defaults; Enforceability
Schedule 3.13(C)       Contracts with Seller or Affiliates of Seller
Schedule 3.14          Insurance Coverage of Seller


                                    EXHIBITS

Exhibit A              Assignment and Assumption of Option Agreement
                      (and Addendum to Option Agreement)

                              INDEX TO DEFINITIONS

Term                                           Section Reference
----                                           -----------------
Accountants                                    Section 1.5(A)
Affiliate                                      Section 7.1(A)
Agreement                                      Introductory Paragraph
Assignment Agreement                           Section 1.4(A)
Claim Notice                                   Section 6.1(A)
Closing                                        Section 1.1
Closing Book Value of the Shares               Section 1.2
Closing Cash Payment                           Section 1.4(B)
Closing Date                                   Section 1.3
Closing Financial Statements                   Section 1.5(A)
Company                                        Recital A
Company Financial Statements                   Section 3.8
Compromise Notice                              Section 6.1(B)
Contract                                       Section 3.13
control                                        Section 7.1(A)
Damages                                        Section 6.1(c)
ERISA                                          Section 3.12(A)
Expenses                                       Section 6.1(D)
GAAP                                           Section 1.2
Indemnifiable Claim                            Section 6.1(E)
Indemnifiable Losses                           Section 6.1(F)
Indemnified Party                              Section 6.1(G)
Indemnifying Party                             Section 6.1(H)
Indemnity Notice                               Section 6.4(F)
Lease                                          Section 3.10
Notice Period                                  Section 6.4(B)
Option Agreement                               Section 1.4(A)
PC                                             Section 3.11
Person                                         Section 7.1(B)
Purchase Price                                 Section 1.2
Purchaser                                      Introductory Paragraph
SAP                                            Section 1.5(A)
Seller                                         Introductory Paragraph
September 30 Balance Sheet                     Section 3.8
Settlement Sum                                 Section 6.1(I)
Shares                                         Recital A
TAA                                            Section 5.1(B)
Tax Claim                                      Section 6.2(C)
Tax Returns                                    Section 3.11(D)
Taxes                                          Section 3.11(C)
Termination Date                               Section 5.1(B)
Third Party Claim                              Section 6.1(J)

                            SHARE PURCHASE AGREEMENT

      This Share Purchase Agreement (the "Agreement") is made to be effective as of the 1st day of January, 2004, by and between Century Surety Company, an Ohio corporation ("Seller"), and Evergreen National Indemnity Company, an Ohio corporation ("Purchaser").

                                    RECITALS

      A. Seller owns all of the issued and outstanding shares (the "Shares") of Continental Heritage Insurance Company, an Ohio domiciled property and casualty insurance corporation (the "Company").

      B. Purchaser desires to purchase, and Seller desires to sell, the Shares for the consideration set forth below, subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I
                         PURCHASE AND SALE OF THE SHARES

      SECTION 1.1. PURCHASE OF THE SHARES FROM SELLER. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, all of the Shares, free and clear of any claims, liens, restrictions on transfer or encumbrances with respect thereto.

      SECTION 1.2. PURCHASE PRICE FOR THE SHARES. The purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Shares shall be an amount equal to the aggregate book value of the Shares, determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), as reflected on the Company's balance sheet prepared in accordance with GAAP as of the close of business on December 31, 2003 (the "Closing Book Value of the Shares").

      SECTION 1.3. CLOSING. The Closing shall take place at the offices of Vorys, Sater, Seymour and Pease LLP, 52 East Gay Street, Columbus, Ohio at 10:00 a.m. on the date hereof, or at such other place, time or date as may be mutually agreed upon in writing by the parties (the "Closing Date").

      SECTION 1.4. CLOSING DELIVERIES. At the Closing:

      (A)   Seller shall deliver to Purchaser:

            (1) certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in proper form for transfer to Purchaser;

            (2) an Assignment and Assumption of Option Agreement in substantially the form attached hereto as Exhibit A (the "Assignment Agreement"), relating to the Option Agreement dated as of December 27, 2001, as amended by that certain amendment dated December 31, 2003 (as amended, the "Option Agreement"), by and among Seller, Gary M. Williams, Bradley M. Williams and Cyril E. Parish (collectively, the "Optionees"), duly executed by Seller and each Optionee;

            (3) a certificate of the Secretary of Seller certifying, as complete and accurate as of the Closing, attached copies of the articles of incorporation and code of regulations of Seller, certifying and attaching all requisite resolutions or actions of the board of directors of Seller and of the sole shareholder of the Company approving the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, and certifying to the incumbency and signatures of the officers of Seller executing this Agreement and any other document contemplated hereby to be executed by Seller; and

            (4) a certificate of the Secretary of the Company certifying, as complete and accurate as of the Closing, attached copies of the articles of incorporation and code of regulations of the Company, and certifying to the incumbency of the officers and directors of the Company as of the Closing.

      (B)   Purchaser shall deliver to Seller:

            (1) Six Million Twenty-Eight Thousand Six Hundred Ninety Dollars ($6,028,690) (the "Closing Cash Payment") by wire transfer of immediately available funds to an account designated in writing by Seller or by the transfer of readily marketable securities acceptable to Seller and Purchaser in such amount;

            (2)   the Assignment Agreement, duly executed by Purchaser; and

            (3) a certificate of the Secretary of Purchaser certifying and attaching all requisite resolutions or actions of the board of directors of Purchaser, approving the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, and certifying to the incumbency and signatures of the officers of Purchaser executing this Agreement and any other document contemplated hereby to be executed by Purchaser.

      SECTION 1.5. POST-CLOSING ADJUSTMENT.

      (A) Not later than one hundred twenty (120) days after the Closing Date, Seller shall cause to be prepared and delivered to Purchaser audited financial statements (the "Closing Financial Statements") of the Company as of the Closing Date, prepared in accordance with statutory accounting principles consistently applied ("SAP"), including the Seller's unaudited adjusted computation of the Closing Book Value of the Shares determined in accordance with GAAP. If within thirty (30) days following delivery of the Closing Financial Statements, Purchaser has not given Seller written notice of its objection to the Closing Financial Statements, then the Closing Book Value of the Shares reflected in the Closing Financial Statements will be used in determining the Purchase Price. If Purchaser gives such notice of objection and the parties are unable to reach agreement on the issues in dispute within thirty (30) days following delivery of the notice of objection, then the issues in dispute shall be submitted to an accounting firm mutually agreed upon by Seller and Purchaser (the "Accountants"), for resolution. In the event any issues are submitted to the Accountants for resolution, Seller and Purchaser shall each bear 50% of the fees of the Accountants for the resolution of such issues.

      (B) Not later that ten (10) days following the final determination of the Purchase Price pursuant to Section 1.4(A):

            (1) if the Purchase Price is greater than the Closing Cash Payment, Purchaser shall promptly pay the difference to Seller in immediately available funds; or

            (2) if the Purchase Price is less than the Closing Cash Payment, Seller shall promptly pay the difference to Purchaser in immediately available funds.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser represents and warrants to Seller that the representations and warranties contained in this Article II are true and complete as of the Closing Date (except that any representation or warranty that is given as of a particular date and relates solely to a particular date or period is given as of such date or period). Acknowledging that Seller will be relying upon such representations and warranties in connection with the transactions contemplated hereby, Purchaser hereby represents and warrants to Seller as follows:

      SECTION 2.1. ORGANIZATION AND AUTHORITY. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has full corporate power, right and authority to own its properties and assets and to carry on its business as it is now being conducted, to purchase the Shares and to enter into and carry out the transactions contemplated by this Agreement.

      SECTION 2.2. AUTHORIZATION.

      (A) This Agreement has been duly authorized, executed and delivered by Purchaser, and no further corporate proceedings on the part of Purchaser are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

      (B) Other than the approval of the Superintendent of the Ohio Department of Insurance, which approval previously has been obtained or waived, no filing with, authorization of, exemption by, or consent or approval of, any regulatory authority is necessary for the consummation by Purchaser of the transactions contemplated by this Agreement.

      SECTION 2.3. LITIGATION. There is no action, suit or proceeding pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser or any of its properties before any court or arbitrator or any governmental authority, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

      SECTION 2.4. BROKERS AND FINDERS. Neither Purchaser nor its officers, agents or other representatives have incurred any obligation, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

      SECTION 2.5. ACCURACY OF REPRESENTATIONS, WARRANTIES AND OTHER STATEMENTS MADE. The representations and warranties of Purchaser set forth in this Agreement, and in any certification delivered pursuant hereto, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE III
                       REPRESENTATIONS OF SELLER REGARDING
                       SELLER, THE SHARES AND THE COMPANY

      Seller represents and warrants to Purchaser that the representations and warranties contained in this Article III are true and complete as of the Closing Date (except that any representation or warranty that is given as of a particular date and relates solely to a particular date or period is given as of such date or period). Acknowledging that Purchaser will be relying upon such representations and warranties in connection with the transactions contemplated hereby, Seller hereby represents and warrants to Purchaser as follows:

      SECTION 3.1. ORGANIZATION AND AUTHORITY.

      (A) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has full corporate power, right and authority to own its properties and assets, including but not limited to the Shares, and to carry on its business as it is now being conducted, and to enter into and carry out its obligations under this Agreement. Seller has all necessary governmental authorizations to own or lease its properties and assets and to carry on its business as now being conducted in all respects material to the financial condition or business of Seller.

      (B) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. The Company has the full corporate power, right and authority to own its properties and assets and to carry on its business as it is now being conducted in all respects material to the financial condition or business of the Company. The Company has all necessary governmental authorizations to own or lease its properties and assets and to carry on its business as now being conducted in all respects material to the financial condition or business of the Company. The Company is not required to qualify to do business in any state or foreign jurisdiction where not already so qualified except where a failure to so qualify would not have a material adverse effect on the financial condition or business of the Company. The Company has all necessary governmental authorizations to own or lease its properties and assets, to underwrite insurance and to otherwise carry on its business as now being conducted.

      SECTION 3.2. AUTHORIZATION AND ENFORCEABILITY.

      (A) This Agreement has been duly authorized, executed and delivered by Seller, and no further corporate proceedings on the part of Seller are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

      (B) Neither the execution, delivery and performance of this Agreement by Seller, nor the consummation of the transactions contemplated hereby, will violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Seller or the Company under any of the terms, conditions or provisions of (1) the articles of incorporation and code of regulations of Seller or the Company; (2) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or the Company is a party or may be bound or to which the properties or assets of Seller or the Company may be subject; or (3) any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller or the Company, or to the properties or assets of Seller or the Company.

      (C) Other than the approval of the Superintendent of the Ohio Department of Insurance, which approval previously has been obtained or waived, no filing with, authorization of, exemption by, or consent or approval of, any regulatory authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

      SECTION 3.3. TITLE AND POWER TO SELL. At the Closing, Seller will have good title to the Shares which are to be transferred to Purchaser by Seller pursuant hereto, free and clear of any adverse claims, liens, proxies, voting trusts, restrictions on transfer or encumbrances with respect thereto. The Shares are validly issued, fully paid and nonassessable. Seller has the full corporate power, right and authority to transfer, convey and sell the Shares to Purchaser at the Closing. The certificates representing the Shares do not contain any restrictive legend or reference to any agreement.

      SECTION 3.4. CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of 1,000,000 common shares, each with a par value of $7.00 per share, of which 221,786 shares are issued and outstanding and owned by Seller and constitute the Shares. The Company holds no shares of common stock in its treasury. There are no other shares of capital stock or other equity securities of the Company outstanding and, except for the Option Agreement, there are no outstanding options, warrants, scrips, rights to subscribe to, proxies, voting trusts, puts, calls, commitments or agreements of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of capital stock of the Company. All of the Shares are validly issued, fully paid and nonassessable and owned by Seller free and clear of any adverse claim, lien, proxies, voting trusts, restrictions on transfer or encumbrance thereto, and neither Seller nor the Company has any liability to any former holder of any shares of capital stock of the Company or to any other Person or governmental authority relating to the purchase, sale, redemption, retirement or cancellation thereof.

      SECTION 3.5. LITIGATION AND OTHER PROCEEDINGS.

      (A) There is no action, suit or proceeding pending or, to the knowledge of Seller, threatened against or affecting Seller or any Affiliate of Seller or any of their respective properties before any court or arbitrator or any governmental authority, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

      (B) Except as set forth on Schedule 3.5(B), there is no pending claim, action, suit, investigation or proceeding (1) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company, other than policyholder claims brought in the ordinary course of business made under insurance policies issued by the Company; or (2) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereby. To the knowledge of Seller, no such claim, action, suit, investigation or proceeding has been threatened. To the knowledge of Seller, no event has occurred or circumstance exists which is material to the financial condition or business of the Company that may give rise to or serve as a basis for the commencement of any such claim, action, suit, investigation or proceeding.

      SECTION 3.6. BROKERS AND FINDERS. None of Seller or the Company, nor any of their respective officers, agents or other representatives, have incurred any obligation, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

      SECTION 3.7. COMPANY SUBSIDIARIES. The Company has no subsidiaries and does not own, directly or indirectly, any capital stock or other equity interest in any corporation or other entity.

      SECTION 3.8. COMPANY FINANCIAL STATEMENTS. The consolidated balance sheet of the Company as of December 31, 2002, the related consolidated income statement, statement of shareholders' equity and statement of cash flow for the year ended December 31, 2002, and the consolidated balance sheet of the Company as of September 30, 2003 (the "September 30 Balance Sheet") and the related consolidated income statement, statement of shareholders' equity and statement of cash flow for the nine-month period then ended (collectively, the "Company Financial Statements") have been prepared on a basis consistent with SAP and fairly present the financial position and results of operations of the Company as of the dates thereof and for the periods covered thereby. The Closing Financial Statements will be prepared on a basis consistent with SAP and will fairly present the financial position and results of operations of the Company as of the date thereof and for the periods covered thereby.

      SECTION 3.9. ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no material obligations or liabilities of any nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due), other than (A) those set forth or adequately provided for in the September 30, 2003 Balance Sheet or in the footnotes thereto that are of a nature required by SAP to be set forth therein;
(B) those incurred in the ordinary course of business since the date of the September 30, 2003 Balance Sheet and consistent with past practice (only if such obligations or liabilities do not arise out of, result from or relate to any breach of contract, breach of warranty, tort, infringement or violation of law); and (C) those incurred in connection with the execution of this Agreement.

      SECTION 3.10. PROPERTIES. The Company does not own any material personal property or any real property. The Company does not lease any real property.

      SECTION 3.11. TAXES.

      (A) Since January 1, 2000, the Company has been included in consolidated federal income Tax Returns filed by ProCentury Corporation, an Ohio corporation ("PC").

      (B)   Except as set forth on Schedule 3.11:

            (1) All Tax Returns required to be filed by the Company and all Tax Returns of any consolidated, combined or unitary group which includes the Company are complete and accurate in all respects material to the financial condition or the business of the Company and have been timely filed, and the Taxes shown thereon as due to be paid or withheld have been paid or withheld.

            (2) The statute of limitations for the assessment of federal income taxes of the Company has expired for each period through December 31, 1999.

            (3) No deficiency or adjustment for any Taxes of the Company not yet paid has been proposed in writing to Seller or PC or, to the knowledge of Seller or PC, assessed.

            (4) All Taxes of the Company required to be paid by the Company on all Tax Returns required to be filed have been paid and all such Taxes for the periods since the last Tax Returns were filed through the Closing Date for which Tax Returns are required to be filed in the future, and all other

                  Taxes for periods through the Closing Date for which Tax Returns are not required to be filed, and all interest and penalties thereon, whether disputed or not, have been duly paid or reserved for in accordance with SAP on the Company Financial Statements through the dates thereof and thereafter reserved for on the books and records of the Company, and the Company does not have any liability for Taxes in excess of the amounts so paid or reserved for in accordance with SAP on the Company Financial Statements through the dates thereof and thereafter reserved for on the books and records of the Company.

            (5) All Taxes of the Company for that portion of the current Tax year occurring prior to and including the Closing Date, whether or not they have become payable, have been (or at or prior to the Closing Date shall be) paid in full or adequately reserved for in accordance with SAP, and to the extent liabilities for Taxes have been accrued but not become payable, they are adequately reflected in accordance with SAP on the Company Financial Statements through the dates thereof and thereafter on the books and records of the Company.

            (6) There are no federal, state or local Tax liens upon any property or assets of the Company other than liens for Taxes not yet due and payable.

            (7) Neither the Company, nor any member of any consolidated, combined or unitary group which includes the Company, has any current or pending request for any extension of time within which to file any Tax Returns for which Tax Returns have not yet been filed with the taxing authority.

            (8) Neither the Company nor any consolidated, combined or unitary group which includes the Company, has any pending or, to the knowledge of Seller or PC, proposed audit of any Tax Returns with respect to which the Company has or would have any liability. No deficiencies for Taxes have been claimed, assessed or, to the knowledge of Seller or PC, proposed by any taxing authority against either the Company or any member of any consolidated, combined or unitary group which includes the Company with respect to which the Company would have any liability, and, to the knowledge of Seller or PC, there is no basis for any such deficiency or claim for which adequate reserves in accordance with SAP have not been established on the Company Financial Statements through the date thereof and thereafter on the books and records of the Company.

      (C) For purposes of this Agreement, "Taxes" shall mean all material taxes, charges, fees, levies or other assessments of whatever kind or nature, including without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupancy or property taxes, custom duties, fees, assessments or charges of any kind whatsoever (together with any interest, penalty, or addition to tax), including any obligation to contribute to the payment of a Tax determined upon a consolidated, combined or unitary basis with respect to a group of corporations that includes or included the Company, pursuant to Treasury Department Regulation Section 1.1502-6 or otherwise.

      (D) For purposes of this Agreement, "Tax Returns" shall mean all returns, amended returns, declarations, reports, estimates, information returns and statements required to be filed under federal, state or local law relating to Taxes by, or including, the Company.

      SECTION 3.12. EMPLOYEES.

      (A) The Company currently has no employees. The Company does not maintain any pension plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), welfare plans, as defined in Section 3(1) of ERISA, or other incentive, fringe benefit, vacation, or leave plans, policies or arrangements. Since January 1, 1997, (i) neither the Company nor the Seller has maintained or contributed to, or been required to contribute to, any "multiemployer plan" as that term is defined in
            Section 4001(a)(3) of ERISA, and (ii) neither the Company nor the Seller has incurred, or will incur with respect to any event occurring prior to the Closing Date, any liability under Sections 4062, 4063 or 4201 of ERISA.

      (B) To the knowledge of Seller, there are no employment, incentive, bonus or other employee merit agreements or arrangements between the Company, on the one hand, and any current or former employee thereof, on the other.

      SECTION 3.13. CONTRACTS. Schedule 3.13(A) contains a complete and accurate list of all contracts, agreements, options, instruments, commitments and understandings to which the Company is a party or to which it is subject (each, a "Contract"), other than Contracts that are not material (either individually or in the aggregate) to the Company or the business or operations of the Company. Except as set forth on Schedule 3.13(B): (1) neither the Company, nor (to the knowledge of Seller) any other party to a Contract, is in default thereunder, except for such defaults as have been cured or waived in writing by an appropriate party (provided that the Company has not waived any material default under any provision of any Contract which has not been terminated prior to the Closing Date) or such defaults which are not material to the financial condition or business of the Company; (2) all such Contracts, to the extent the same give rights to the Company, are enforceable by the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization or other laws of general applicability affecting creditor's rights generally, and the effect of laws governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents, and neither Seller nor the Company has received written notice of any claim to the contrary; and (3) each Contract is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto. Except as provided on
Schedule 3.13(B), no consent or other authorization from any Person (other than the Company) who is a party to any such Contract is required to consummate the transactions contemplated by this Agreement. Except as set forth on Schedule 3.13(C), the Company is not a party to or bound by any Contract with Seller or any Affiliate of Seller, and no Contract with Seller or any Affiliate of Seller which was previously in force has been terminated by the Company since December 31, 2002, except as expressly contemplated by this Agreement.

      SECTION 3.14. INSURANCE COVERAGE. Schedule 3.14 contains a complete and correct list of all insurance policies maintained by Seller or any Affiliate thereof which provide coverage for the Company, or its officers and directors. The Company does not maintain any insurance policies.

      SECTION 3.15. BOOKS AND RECORDS. The books of account of the Company reflect all material items of income and expense and all material assets, liabilities and accruals, and are prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with SAP.

      SECTION 3.16. RESERVES. Seller has provided to Purchaser the Company's independent actuary's opinion and analysis of the loss reserves of the Company as of December 31, 2002.

      SECTION 3.17. ACCURACY OF REPRESENTATIONS, WARRANTIES AND OTHER STATEMENTS MADE. The representations and warranties of Seller set forth in this Agreement, and in any certification delivered pursuant hereto, do not contain any untrue statement of a material fact. Except as expressly set forth in this Article III, Seller makes no representation or warranty, express or implied, at law or in equity, in respect of the Company or any of its assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed.

                                   ARTICLE IV
                       ADDITIONAL COVENANTS AND AGREEMENTS

      SECTION 4.1. SETTLEMENT OF INTERCOMPANY ACCOUNTS. All intercompany accounts between the Company, on the one hand, and Seller or any of its Affiliates, on the other, shall be finally settled, compromised or paid in full on or prior to the Closing Date, unless such relationship will continue after the Closing.

      SECTION 4.2. EXPENSES. Each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement. The Company shall not bear any expenses incident to the transactions contemplated hereby, it being understood and agreed that all such expenses of the Company shall be borne by Seller.

                                   ARTICLE V
                                   TAX MATTERS

      SECTION 5.1. PAYMENTS IN RESPECT OF TAXES AND TAX RETURNS FOR STUB PERIOD PRIOR TO AND INCLUDING THE TERMINATION DATE.

      (A) Purchaser acknowledges that PC has included the Company as a member of its affiliated group in its consolidated federal income Tax Return for the calendar years 2000 though 2002 and will include the Company in its consolidated federal income Tax Return for the calendar year 2003. The Company files its own state and local tax returns.

      (B) Any Tax allocation or sharing agreement or arrangement, whether or not written, that may have been entered into by the Company and Seller or any Affiliate of Seller, including without limitation that certain Tax Allocation Agreement dated as of January 1, 2003 by and among PC and certain of its Affiliates (the "TAA"), shall be terminated as to the Company as of the close of business on December 31, 2003 (the "Termination Date"), and no payments which are owed by or to the Company pursuant thereto shall be made thereunder; provided, however, that immediately prior to such termination, any intercompany accounts arising from the operation of Section 5 of the TAA shall be paid and settled effective as of the Termination Date.

      (C) All Taxes attributable to the Company for the Tax period ending on or prior to the Closing Date shall be accrued and paid by Seller and PC. Seller shall be liable for and shall pay all transfer taxes arising from the sale of the Shares. Whenever it is necessary to determine the liability for Taxes of the Company for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes of the Company for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that the Company had a taxable year or period which ended at the close of the Closing Date, except the exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis. Seller agrees, with respect to Tax attributes of the Company, not to take any actions inconsistent with the Company's Tax accounting methods applied on a consistent basis which have the effect of accelerating a deduction otherwise attributable to the period on or after the Closing Date to the period before such date or the effect of deferring a Tax liability otherwise attributable to the period before or on the Closing Date to the period after such date.

      (D) PC and Seller shall file or cause to be filed when due all Tax Returns with respect to Taxes that are required to be filed by or with respect to the Company for taxable years or periods ending on or before the Closing Date; provided, however, that (1) any such Tax Return relating to a taxable year or period that begins before and ends after the Closing Date shall be prepared in accordance with the Company's past practices applied on a consistent basis; (2) Purchaser shall have a reasonable opportunity to review and comment upon each such Tax Return; and (3) PC and Seller shall make, or cause to be made, such revisions to such Tax Returns as are reasonably requested by Purchaser. Purchaser shall file or cause to be filed when due all Tax Returns with respect to Taxes that are required to be filed by or with respect to the Company for taxable years or periods ending after the Closing Date; provided, however, that (1) any such Tax Return relating to a taxable year or period that begins before and ends after the Closing Date shall be prepared in accordance with the Company's past practices applied on a consistent basis; (2) Seller shall have a reasonable opportunity to review and comment upon each such Tax Return; and (3) Purchaser shall make, or cause to be made, such revisions to such Tax Returns as are reasonably requested by Seller. Seller shall pay Purchaser the Taxes for which PC and Seller are liable pursuant to Section

            5.1(C) but which are payable with Tax Returns to be filed by Purchaser pursuant to the previous sentence within ten (10) days prior to the date for the filing of such Tax Returns. Purchaser shall pay to Seller within ten (10) days after receipt by Purchaser any refund or credit of Taxes for which Seller is liable, which refund or credit is received by Purchaser with respect to Tax Returns to be filed by Purchaser pursuant to this Section 5.1(D).

      SECTION 5.2. DISCLOSURE OF TAX TREATMENT. Notwithstanding anything to the contrary contained in this Agreement or any other express or implied agreement, arrangement or understanding, the parties hereto hereby agree that each such party (and each employee, representative or other agent of each such party) may disclose to any and all persons, without limitation of any kind, (A) the tax treatment and tax structure of the transactions contemplated by this Agreement and the tax treatment and tax structure of all related transactions, and (B) all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure.

      SECTION 5.3. MUTUAL COOPERATION. Purchaser, on the one hand, and Seller, on the other, shall provide each other with such assistance as may reasonably be requested by either of them in connection with the preparation and execution of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and, upon the request of the other, provide the other with any records or information which may be relevant to such return, audit or examination or proceedings. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant Tax Returns (or portions thereof) and supporting work schedules. The party requesting such assistance hereunder shall reimburse the other for out-of-pocket expenses (but not including any salary or other compensation, or any other overhead or administrative expenses) actually and reasonably incurred by the other in providing such assistance.

                                   ARTICLE VI
                                 INDEMNIFICATION

      SECTION 6.1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

      (A) The term "Claim Notice" shall mean the written notification by an Indemnified Party to an Indemnifying Party pursuant to Section 6.4 hereof, which notification shall include a copy of all papers served, if any;

      (B) The term "Compromise Notice" shall mean a written notice given by each party to an Indemnifiable Claim stating that such party desires to accept a proposed compromise or settlement with respect to such Indemnifiable Claim;

      (C) The term "Damages" shall mean all losses, damages, obligations, liabilities, judgments and settlements, including, without limitation, costs (including court costs and costs of any third party arbitrator) and Expenses, as well as any resulting fines, penalties, assessments or Taxes;

      (D) The term "Expenses" shall mean all out-of-pocket expenses reasonably incurred under the circumstances or for the purposes in question or to enforce rights or obligations hereunder, including, without limitation, costs of investigation, court costs, costs of arbitration or mediation and reasonable attorneys', accountants' and expert witnesses' fees and out-of-pocket expenses;

      (E) The term "Indemnifiable Claim" shall mean a claim for which an Indemnified Party is making a claim under this Article VI for Indemnifiable Losses;

      (F) The term "Indemnifiable Losses" shall mean any and all Damages for which an Indemnified Person is entitled to indemnification;

      (G) The term "Indemnified Party" shall mean any Person entitled to receive indemnification under this Agreement;

      (H) The term "Indemnifying Party" shall mean any Person required to provide indemnification under this Agreement;

      (I) The term "Settlement Sum" shall mean the sum of: (1) the amount of a proposed compromise or settlement of an Indemnifiable Claim agreed to by all parties to such Indemnifiable Claim (other than the Indemnified Party); and (2) the amount of all other Indemnified Losses to which the Indemnified Party is entitled with respect to such Indemnifiable Claims outstanding at the expiration of the thirty day calendar period beginning on the date on which the last Compromise Notice relating to such indemnified claim has been received by the Indemnified Party;

      (J) The term "Third Party Claim" shall mean a claim or demand asserted against or sought to be collected from an Indemnified Party by a Person other than Seller, the Company, Purchaser or any Affiliates of Seller or Purchaser.

      SECTION 6.2. TAX INDEMNIFICATION.

      (A) Seller shall be liable for, shall pay, and shall defend, indemnify and hold Purchaser and its Affiliates (and their respective officers, directors, employees, agents and representatives) harmless from and against any and all Taxes due from the Company for any taxable period (or portion thereof) ending on or before the Closing Date, together with all Expenses related thereto; provided, however, that Seller shall not be liable for such Expenses or to indemnify Purchaser or its Affiliates on account thereof to the extent Section 6.2(E) expressly states that an action by Purchaser shall be at its Expense. Seller shall be entitled to all refunds of Taxes payable with respect to the Company for taxable periods (or portions thereof) ending on or before the Closing Date.

      (B) Purchaser shall be liable for, shall pay, and shall defend, indemnify and hold Seller and its Affiliates (and its officers, directors, employees, agents and representatives) harmless from and against any and all Taxes due from the Company for any taxable period (or portion thereof) beginning after the Closing Date, together with all Expenses related thereto; provided, however, that Purchaser shall not be liable for such Expenses to the extent Section 6.2(E) expressly states that any action by Seller shall be at its Expense. Purchaser shall be entitled to all refunds of Taxes payable with respect to the Company for such taxable periods (or portions thereof).

      (C) The Indemnified Party shall notify the Indemnifying Party promptly of the commencement of any claim, action, suit or proceeding or other proposed charge or adjustment by any taxing authority concerning Taxes or other Damages for which the Indemnifying Party is liable pursuant to Section 6.2(A) or 6.2(B) hereof ("Tax Claim").

      (D) The Indemnified Party shall furnish the Indemnifying Party in a timely manner with copies of all correspondence (including, without limitation, notices, requests, explanations, determinations, schedules, charts and lists) received from any taxing authority in connection with any Tax Claim for which the Indemnified Party is seeking indemnification hereunder.

      (E) At its option (following reasonable notice and consultation with the Indemnified Party), the Indemnifying Party may, at its Expense, contest any Tax Claim in any legally permissible manner until such time as any payment for Taxes or such other Damages with respect to such Tax Claim is due or, upon the Indemnifying Party's payment of such Taxes and other Damages, may sue for a refund thereof where permitted by applicable law. Except as provided in the last sentence of this subsection, the Indemnifying Party shall control all actions, suits and proceedings taken in connection with any such contest or refund suit, and may pursue or forego any and all administrative appeals, actions, suits and proceedings and conferences with the taxing authority in respect to such Tax Claim. Notwithstanding the foregoing, if such contest or refund suit has or would reasonably be expected to have a material adverse effect on the Indemnified Party or on the liability of the Indemnified Party for Taxes, if the Indemnified Party is Purchaser or an Affiliate thereof, with respect to any period (or portion thereof) ending after the Closing Date, and, if the Indemnified Party is Seller, with respect to any period (or portion thereof) ending on or prior to the Closing Date, then the Indemnified Party may, at its Expense, participate in any such contest or refund suit and no party shall compromise or settle such contest or refund suit without the consent of the other parties, which consent shall not be unreasonably withheld.

      SECTION 6.3. GENERAL INDEMNIFICATION. The indemnification required under any subsection of this Section 6.3 is in addition to the indemnification required under any other subsection of this Section 6.3 and to any rights to indemnification elsewhere provided for in this Agreement.

      (A) Seller hereby agrees to indemnify, defend and hold Purchaser and its Affiliates (and their respective officers, directors, employees, agents and representatives) harmless from and against and in respect of, and shall on demand pay or reimburse Purchaser and its Affiliates (and their respective officers, directors, employees, agents and representatives) for any and all Damages, whether or not involving a Third Party Claim:

            (1) based upon or arising out of the breach of any representation or warranty or the non-performance, partial or total, of any covenant or agreement of Seller contained in this Agreement;

            (2) based upon or arising out of the items of litigation (and the facts underlying such litigation) which are identified on
                  Schedule 3.5(B); and

            (3) based upon or arising with respect to the compensation and employee benefits due, prior to the Closing Date, to any employee of the Seller who provided services to the Company, including, without limitation, any amounts for salary, wages and incentive compensation, and any liabilities arising directly or indirectly from any employee benefit plan (as defined in Section 3(3) of ERISA) maintained, or contributed to, by the Seller.

      (B) Purchaser hereby agrees to indemnify, defend and hold Seller and its Affiliates (and its officers, directors, employees, agents and representatives of each) harmless from and against and in respect of, and shall on demand pay or reimburse Seller and its Affiliates (and its officers, directors, employees, agents and other representatives) for any and all Damages whether or not involving a Third Party Claim, based upon or arising out of the breach of any representation or warranty or the non-performance, partial or total, of any covenant or agreement of Purchaser contained in this Agreement.

      SECTION 6.4. METHOD OF ASSERTING CLAIMS. All claims for indemnification by any Indemnified Party under Section 6.3 shall be asserted and resolved as follows:

      (A) In the event any claim or demand for which an Indemnifying Party would be liable for Damages to an Indemnified Party under Section
            6.3 hereof is a Third Party Claim, the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Indemnifying Party with the Claim Notice required by the preceding sentence at least ten (10) calendar days before the date on which the Indemnifying Party's ability to defend against the Third Party Claim is materially prejudiced by the Indemnified Party's failure to provide such Claim Notice, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such portion of the Third Party Claim as to which the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party, except where the Indemnified Party itself did not receive the Claim Notice in time to meet the ten (10) day prior notice requirement.

      (B) Upon receipt of a Claim Notice, the Indemnifying Party shall notify the Indemnified Party with reasonable promptness, but in all events within fifteen

            (15) calendar days after receipt thereof ("Notice Period"), of whether the Indemnifying Party disputes its liability to the Indemnified Party hereunder with respect to such Third Party Claim and whether the Indemnifying Party desires, at the sole cost and Expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

      (C) If the Indemnifying Party notifies the Indemnified Party within the Notice Period or at any time thereafter that the Indemnifying Party does not dispute its liability to the Indemnified Party and that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Article VI, then the Indemnifying Party shall have the right to defend, at its sole cost and Expense, such Third Party Claim by all appropriate actions, suits and proceedings. Such actions, suits and proceedings shall be diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (with the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed). From the date of such notice, the Indemnifying Party shall have full control of such defense and actions, suits and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at any time prior to its receipt of such notice from the Indemnifying Party, file any motion, answer, or other pleadings that the Indemnified Party may deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not materially prejudicial to the Indemnifying Party (it being understood and agreed that, except as provided in Section 6.4(D) hereof, if an Indemnified Party takes any such action that is materially prejudicial and conclusively causes a final adjudication that is materially adverse to the Indemnifying Party, the Indemnifying Party will be relieved of its obligations hereunder with respect to the portion of such Third Party Claim prejudiced by the Indemnified Party's action); and provided further, that if requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and Expense of the Indemnifying Party (except that the Indemnifying Party shall not be responsible for any attorneys fees of the Indemnified Party unless the retention of such attorneys is requested by the Indemnifying Party), to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, or if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnified Party or any of its Affiliates). The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Subsection (C), and except as provided in the preceding sentence, the Indemnified Party shall bear its own Expenses with respect to such participation.

      (D) If the Indemnifying Party fails to notify the Indemnified Party that the Indemnifying Party does not dispute its liability to the Indemnified Party and that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Article VI, or if the Indemnifying Party gives such notice but fails diligently and promptly to prosecute or settle the Third Party

            Claim, then the Indemnified Party shall have the right to defend, at the sole Expense of the Indemnifying Party, the Third Party Claim by all appropriate actions, suits and proceedings. Such actions, suits and proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or will be settled at the discretion of the Indemnified Party (with the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed). The Indemnified Party shall have full control of such defense and actions, suits and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party agrees, at the sole Expense of the Indemnifying Party, to cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnifying Party or any of its Affiliates). The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 6.4(D), and the Indemnifying Party shall bear its own Expenses with respect to such participation.

      (E) Notwithstanding the foregoing provisions of this Section 6.4, if the Indemnifying Party has notified the Indemnified Party within the Notice Period that the Indemnifying Party disputes its liability to the Indemnified Party and if such dispute is resolved in favor of the Indemnifying Party by a final, non-appealable order, ruling, judgment or decree of a court of competent jurisdiction, the Indemnifying Party shall not be required to provide any indemnification hereunder and shall not be required to bear any Expenses of the Indemnified Party's defense pursuant to Section 6.4(D) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all Expenses incurred by the Indemnifying Party in connection with such claim.

      (F) In the event any Indemnified Party has a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from the Indemnified Party, the Indemnified Party shall notify the Indemnifying Party with reasonable promptness of such claim by the Indemnified Party, specifying the nature of and specific basis for such claim and the amount or the estimated amount of such claim (the "Indemnity Notice"). If, within sixty (60) days after the date of the Indemnity Notice, the Indemnifying Party does not notify the Indemnified Party that the Indemnifying Party disputes the claim, the amount of such claim specified by the Indemnified Party will be conclusively deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party timely disputes such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to attempt to negotiate a resolution of such dispute, and if not resolved through negotiations, either party may pursue whatever remedies it may have under applicable law.

      (G) An Indemnified Party shall not compromise or settle a claim for which an Indemnified Party is making an Indemnifiable Claim under this Section 6.4 without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed). The Indemnifying Party shall not compromise or settle an Indemnifiable Claim without the prior written consent of the Indemnified Party, but in the event: (1) a firm offer is made to compromise or settle an Indemnifiable Claim in a manner that will not subject the Indemnified Party to liability and will not otherwise adversely affect the rights of the Indemnified Party, and
            (2) all parties to the Indemnifiable Claim (other than the Indemnified Party) deliver a Compromise Notice to the Indemnified Party, but (3) the Indemnified Party does not elect (within thirty
            (30) calendar days after its receipt of the last Compromise Notice from the other parties to the Indemnifiable Claim) to accept or agree to such compromise or settlement, then the indemnity obligation of the Indemnifying Party arising from or relating to the Indemnifiable Claim shall be limited to the Settlement Sum, and thereafter the Indemnified Party shall either pay directly or reimburse the Indemnifying Party promptly following the final, non-appealable conclusion of the action, suit or proceeding with respect to the Indemnifiable Claim for the amount by which the liability and Expenses incurred by the Indemnifying Party after the date of the Indemnified Party's election exceeds the Settlement Sum.

      SECTION 6.5. TIME LIMITATIONS. If the Closing occurs, Seller shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless Purchaser shall provide notice to Seller pursuant to
Section 6.4 on or before the date which is eighteen (18) months after the Closing Date; provided, however, that (i) Seller's liability (for indemnification or otherwise) with respect to Taxes shall survive until (A) for a Tax for which the Company is primarily liable, the later to occur of (1) the lapse of the statute of limitations for the assessment of such Tax against the Company or (2) sixty (60) days after the administrative or judicial determination of such Tax; and (B) for a Tax for which the Company is not primarily liable, the later to occur of (1) the lapse of the statute of limitations for the collection of such Tax against the Company or (2) sixty (60) days after the final administrative or judicial determination of the collectibility of such Tax against the Company, and (ii) Seller's liability for indemnification under Section 6.3(A)(3) shall survive until the third anniversary of the Closing Date. If the Closing occurs, Purchaser shall have no liability (for indemnification or otherwise) with respect to any representation or warranty or covenant or obligation to be performed and complied with prior to the Closing Date, unless Seller shall provide notice to Purchaser pursuant to
Section 6.4 on or before the date which is eighteen (18) months after the Closing Date.

                                  ARTICLE VII
                               GENERAL PROVISIONS

      SECTION 7.1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

      (A) The term "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with

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
            any Person or beneficially owns or has the power to vote or direct the vote of ten percent (10%) or more of any class of voting stock (or of any form of voting equity interest in the case of a Person that is not a corporation) of such other Person. For purposes of this definition, "control" shall mean the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. The Company shall be deemed to be an Affiliate of Seller prior to the Closing and an Affiliate of Purchaser at and after the Closing.

      (B) The term "Person" means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity or governmental authority.

      SECTION 7.2. FURTHER ASSURANCES. The parties agree, both before and after the Closing: (A) to furnish upon request to each other such further information;
(B) to execute and deliver to each other such other documents; and (C) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated hereby.

      SECTION 7.3. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly received (A) on the date given if delivered personally or by cable, telegram, telex or telecopy (confirmation requested) or (B) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (A)   if to Seller:

                  Century Surety Company
                  465 Cleveland Avenue
                  Westerville, Ohio 43082
                  Attn: John A. Marazza, Executive Vice- President and Secretary
                  Telephone:  (614) 895-2000
                  Telecopier:  (614) 895-2707

            with a copy to:

                  Keating, Muething & Klekamp PLL
                  1400 Provident Tower
                  One East Fourth Street
                  Cincinnati, Ohio 45202
                  Attn: Laurie A. Briggs, Esq.
                  Telephone:  (513) 579-6400
                  Telecopier:  (513) 579-6457

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
      (B)   if to Purchaser:

                    Evergreen National Indemnity Company
                    465 Cleveland Avenue
                    Westerville, Ohio 43082
                    Attn:  Roswell P. Ellis, Chairman
                    Telephone:  (614) 823-6296
                    Telecopier:  (614) 895-2707

            with a copy to:

                    Vorys, Sater, Seymour and Pease LLP
                    52 East Gay Street
                    Columbus, Ohio 43215
                    Attn:  James A. Yano, Esq.
                    Telephone:  (614) 464-6473
                    Telecopier:  (614) 719-5046

      SECTION 7.4. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended nor shall it be construed to give any Person, other than the parties hereto and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provisions hereof.

      SECTION 7.5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Seller nor Purchaser may assign any of their respective rights and obligations under this Agreement. Except as provided in the immediately preceding sentence, permitted assigns shall mean only those Persons who become assignees by operation of law as a result of a merger or other reorganization.

      SECTION 7.6. ENTIRE AGREEMENT. This Agreement (together with all Schedules hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, both written and oral, and supersedes all prior agreements related to such subject matter.

      SECTION 7.7. AMENDMENT. This Agreement may be amended, supplemented or changed only by a written instrument making specific reference to this Agreement and signed by the all of the parties hereto.

      SECTION 7.8. WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege. To the maximum extent permitted by applicable law: (A) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (B) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (C) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the Schedules hereto.

      SECTION 7.9. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      SECTION 7.10. ARTICLE AND SECTION HEADINGS; CONSTRUCTION. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

      SECTION 7.11.GOVERNING LAW. This Agreement shall be governed by the laws of the State of Ohio without regard to conflicts of laws principles.

      SECTION 7.12.COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, taken together, will be deemed to constitute one and the same agreement.

                     [Remainder of Page Intentionally Blank]

                            [Signature Page Follows]

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                                   SIGNATURES

      IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be signed by their respective officers thereunto duly authorized, all to be effective as of the date first written above.

CENTURY SURETY COMPANY                      EVERGREEN NATIONAL
                                            INDEMNITY COMPANY

By: /s/ Christopher J. Timm
    -----------------------------------
Printed Name: Christopher J. Timm           By: /s/ Roswell P. Ellis
              -------------------------         -------------------------------
Title: President and COO                    Printed Name: Roswell P. Ellis
       --------------------------------                   ---------------------
                                            Title: Chairman, President and CEO
                                                   ----------------------------


                  [SIGNATURE PAGE FOR SHARE PURCHASE AGREEMENT]

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